UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

TRIPADVISOR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue

Needham, MA 02494

(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 11, 2022, the Company announced that Michael Noonan will join the Company as Senior Vice President and Chief Financial Officer on or before October 31, 2022 (the “Effective Date”). A copy of this press release is furnished as Exhibit 99.1 to this report.

Michael Noonan, age 53, is an executive with more than 30 years of experience in various corporate finance and capital markets roles, most recently with large scale global consumer technology and B2B companies. Mr. Noonan is currently the Chief Financial Officer of Noom, Inc., a role he commenced in October 2020. From January 2016 to October 2020, Mr. Noonan served as Senior Vice President, Finance and Head of Investor Relations at Booking Holdings, Inc. From August 2010 to January 2016, Mr. Noonan served as Managing Director at RBC Capital Markets. Mr. Noonan holds a Master of Business Administration degree from Duke University and a Bachelor of Arts degree from Davidson College.

In connection with his appointment, on October 10, 2022, the Company entered into an employment letter agreement (the “Letter Agreement”) with Mr. Noonan. The Letter Agreement provides that:

•	During his employment, Mr. Noonan will be paid an annual base salary of $525,000.

•

Mr. Noonan will receive a signing bonus of $400,000 payable in January 2023 if he remains employed through the payment date, but such amount to be repaid in full should Mr. Noonan terminate his employment with the Company due to his death, on his own volition other than for Good Reason (as defined in the Letter Agreement) or should the Company terminate his employment for Cause (as defined in the Tripadvisor, Inc. Executive Severance Plan) prior to completing 12 months of employment from his start date.

•

Mr. Noonan will receive a one-time equity award pursuant to the Company’s 2018 Stock and Annual Incentive Plan, as amended (“Stock Plan”), with an aggregate grant date value of $2,750,000. Of such award, $916,667 will be issued in the form of restricted stock units (“RSUs”), $916,667 will be issued in the form of performance-based restricted stock units (“PSUs”) and $916,667 will be issued in the form of stock options (“Options”). The PSUs will vest on the third anniversary of the Effective Date (the “Vesting Date”), with 25% vesting if the Reference Price (as defined below) is equal to or greater than $35.00 but less than $45.00, 50% of the PSUs vesting if the Reference Price is equal to or greater than $45.00 but less than $55.00 and 100% of the PSUs vesting if the Reference Price is equal to or greater than $55.00, subject to Mr. Noonan remaining employed with the Company through the Vesting Date, subject to certain termination provisions. Reference Price means a volume weighted average price of a share as reported on Bloomberg (or equivalent wire service) over a thirty (30) trading day period between the first anniversary of the Effective Date and the Vesting Date, such Reference Prices to be binary with no interpolation. Both RSU and Option awards will vest 25% on the first anniversary of the grant date, and 6.25% will vest quarterly thereafter, subject to earlier forfeiture in the event of your separation of employment for any reason by you or by the Company. The Options shall have an exercise price per share equal to the closing price of the shares of common stock on the Effective Date.

•

In the first quarter of 2023, at the same time that the Company awards its annual equity grants to employees pursuant to our Stock Plan and as part of the Company’s long-term equity incentive program, Mr. Noonan will receive another award of equity award pursuant to the Stock Plan, with a target aggregate grant date value for 2023 in the amount of $2,750,000 (the “Annual Grant”). Vesting of the Annual Grant will be in the same form, subject the same vesting schedule and subject to the achievement of the same individual and Company performance metrics as the Company provides for its other senior executives.

•

During his employment, Mr. Noonan will be eligible for an annual bonus, subject to achievement of individual and corporate objectives to be established and to the approval of the Company’s Compensation Committee, with a target of 80% of base salary. For 2022, Mr. Noonan will receive a pro-rated bonus in an amount no less than $100,000.

•

Beginning in 2024, Mr. Noonan will be eligible for annual equity grants pursuant to the Company’s Stock Plan, with an annual target award value of $2,750,000 in a combination of RSUs, Options and/or other forms of equity award, subject to achievement of individual and corporate objectives and other terms and conditions, including with respect to vesting, approved by the Company’s Compensation Committee.

•

Mr. Noonan will participate in the Tripadvisor, Inc. Executive Severance Plan (the “Severance Plan”) and, as such, eligible to receive severance benefits pursuant to the Severance Plan under certain circumstances, including involuntary termination of employment by the Company without Cause, and in connection with a Change in Control (as such term is defined in the Severance Plan), and the involuntary termination of his employment by the Company without Cause (as such term is defined in the Severance Plan) or resignation by him for Good Reason (as such term is defined in the Severance Plan). In addition, Mr. Noonan is eligible to receive severance benefits in the event he resigns for Good Reason (as defined in the Letter Agreement) not in connection with a Change in Control.

Mr. Noonan has agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, from the Start Date through the 12 month period after a termination of his service with the Company. The non-compete will not apply if Mr. Noonan’s employment is terminated by the Company without cause or in connection with a position elimination or layoff. All post-employment restrictions will be extended to 24 months if Mr. Noonan breaches his fiduciary duty to the Company or unlawfully takes, physically or electronically, property belonging to the Company or any of its parents, subsidiaries, divisions or units.

Since January 1, 2021, Mr. Noonan has not been a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000. There are no family relationships between Mr. Noonan and any other director or executive officer of the Company.

The foregoing description of the Letter Agreement is summary in nature and is qualified in its entirety by the text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

(e) On October 10, 2022, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”) with Ernst Teunissen, Senior Vice President and Chief Financial Officer of the Company, in order to facilitate an orderly transition to Michael Noonan, the successor Chief Financial Officer. Mr. Teunissen will step down from his role as Chief Financial Officer of the Company concurrently with Mr. Noonan joining the Company in such role but will remain as Senior Vice President and Chief Executive of Viator, TheFork and Cruise Critic through January 1, 2023 (the “Transition Period”) and facilitate the transition to the Company’s new Chief Financial Officer. Pursuant to the Transition Services Agreement, Mr. Teunissen will continue to provide strategic advisory and consulting services to the Company’s Chief Executive Officer on key strategy and finance initiatives, as well as facilitate the transition of the Company’s new Chief Financial Officer. Mr. Teunissen also agreed to continue to comply with certain restrictive covenants regarding nondisclosure, developments and non-competition. In consideration for such agreements and the provision of the services described in the Transition Services Agreement, the Company agreed as follows:

•	Mr. Teunissen’s annual compensation and benefits shall continue, as they currently exist, through the end of the Transition Period;

•

Although Mr. Teunissen will not be employed by the Company on the date the Company will pay out its annual bonuses for the fiscal year ended December 31, 2022 pursuant to the Stock Plan, Mr. Teunissen shall nonetheless be entitled to receive an annual bonus for the fiscal year 2022, based on actual performance (including previously established individual and Company performance metrics), provided that Mr. Teunissen does not resign and the Company does not terminate his employment for cause prior to the end of the Transition Period.

•	Mr. Teunissen’s equity awards will continue to vest through the Transition Period in their normal course in accordance with the terms of the award documents.

•

At the end of the Transition Period, Mr. Teunissen’s equity awards that are time-based and that are outstanding and unvested as of the end of the Transition Period, but that would have vested from January 2, 2023 through May 30, 2023 had Mr. Teunissen’s employment continued through this period, shall accelerate and vest as of January 1, 2023. In the case of Mr. Teunissen’s PSUs, vesting will be based on actual performance through December 31, 2022 in accordance with the terms of the award documents. Stock options that have vested, including those through acceleration, shall remain exercisable through the date that is the earlier of (1) December 31, 2024 or (2) the expiration date of the relevant stock option.

During the Transition Period, it is contemplated that Mr. Teunissen will enter into a Consulting Agreement with the Company pursuant to which he will continue to provide consulting services, including facilitating a smooth CFO transition, from January through March 2023.

The foregoing description of the Transition Services Agreement is summary in nature and is qualified in its entirety by the full text of the Transition Services Agreement, which is attached hereto as Exhibit 10.2 and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Letter Agreement dated October 10, 2022 between Tripadvisor LLC and Michael Noonan.

10.2	Transition Services Agreement dated October 10, 2022 between Tripadvisor LLC and Ernst Teunissen.

99.1	Press Release of Tripadvisor, Inc. dated October 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

Date: October 11, 2022	By:	/S/ MATT GOLDBERG
Matt Goldberg
Chief Executive Officer